EXHIBIT 24

                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Medtronic, Inc., a Minnesota corporation, hereby constitutes and appoints WILLIAM W. GEORGE and RONALD E. LUND, or either of them, their true and lawful attorneys-in-fact and agents, each with full power and authority to act as such without the other, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to do any and all acts and things and to execute any and all instruments that any of said attorneys and agents may deem necessary or advisable in connection with the Medtronic, Inc. 1998 Outside Director Stock Compensation Plan, including specifically, but without limiting the generality of the foregoing, power and authority to sign the names of the undersigned to a Registration Statement on Form S-8 relating to the registration of shares of Medtronic, Inc. Common Stock, par value $0.10 per share, therefor, to any amendment to such Registration Statement and to any instrument or document filed with said Commission as a part of or in connection with such Registration Statement or any amendment thereto; and the undersigned hereby ratify and confirm all that said attorneys and agents, or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have signed their names effective as of the 31st day of March, 1998.


 /s/ William R. Brody                     /s/ Glen D. Nelson
William R. Brody, M.D., Ph.D.            Glen D. Nelson, M.D.

 /s/ Paul W. Chellgren                    /s/ R. L. Schall
Paul W. Chellgren                        Richard L. Schall

 /s/ A. D. Collins, Jr.                   /s/ Jack W. Schuler
Arthur D. Collins, Jr.                   Jack W. Schuler

 /s/ William W. George                    /s/ Gerald W. Simonson
William W. George                        Gerald W. Simonson

 /s/ Antonio M. Gotto, Jr.                /s/ Gordon M. Sprenger
Antonio M. Gotto, Jr., M.D.              Gordon M. Sprenger

 /s/ Bernadine P. Healy                   /s/ Richard A. Swalin
Bernadine P. Healy, M.D.                 Richard A. Swalin, Ph.D.

/s/ T. E. Holloran
Thomas E. Holloran